PRESS RELEASE

FOR IMMEDIATE RELEASE	CONTACT: Mike Lawlor 281/ 272-4500 USL #02-12

U S LIQUIDS INC.’S CHIEF FINANCIAL OFFICER TO LEAVE COMPANY

          HOUSTON (Aug 1) — U S Liquids Inc. (AMEX: USL) announced today that Earl J. Blackwell, its Chief Financial Officer and Senior Vice President, has terminated his employment with the Company. The Company has commenced a search for a replacement for Mr. Blackwell.

          U S Liquids Inc., based in Houston, Texas, is a leading provider of services in North America for the collection, processing, recovery and disposal of liquid waste.

     This release includes forward-looking statements. These forward-looking statements and the Company’s business and prospects are subject to risks and uncertainties any of which could cause actual results to differ materially from expected results. These risks and uncertainties are described in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 and in the Company’s subsequent SEC filings.

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411 N. Sam Houston Pkwy. E., Suite 400 • Houston, Texas 77060 • (281) 272-4500 • (281) 272-4545